UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No     )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant §240.14a-12

AMERITRANS CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Notice of Annual Meeting of Shareholders

To Be Held on June 2, 2010

Dear Shareholders:

The Annual Meeting of Shareholders of Ameritrans Capital Corporation (“Ameritrans” or the “Company”) will be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 15th Floor, New York, New York, on  Tuesday, June 2, 2010, at 10:00 a.m., to consider and act upon the following matters:

1.

To elect a total of nine (9) directors, seven (7) to be elected by holders of both the Company’s common stock, $.0001 par value (the “Common Stock”), and its 9 ⅜% participating preferred stock (the “Participating Preferred Stock”), voting together as a single class, and two (2) directors to be elected only by the holders of the Participating Preferred Stock, all to serve until the next Annual Meeting and until their successors are chosen and qualified;

2.

To consider the approval of an Amendment to the Investment Advisory and Management Agreement between Ameritrans and Velocity Capital Advisors LLC;

3.

To ratify and approve the selection by the Board of Directors of Rosen Seymour Shapss Martin & Company LLP as the Company’s independent public accountants for the fiscal year ended June 30, 2010; and

4.

To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on April 9, 2010 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined.  The stock transfer books of the Company will remain open.

All Shareholders are cordially invited to attend the meeting.  The date of mailing of this Proxy Statement is expected to be on or about April 23, 2010.

By Order of the Board of Directors,

/s/ MARGARET CHANCE

MARGARET CHANCE, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 2, 2010:

Our Proxy Statement and Annual Report to Stockholders for the year ended June 30, 2009 are available at:

www.ameritranscapital.com

AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Proxy Statement for

Annual Meeting of Shareholders

June 2, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on June 2, 2010, and at any adjournment of that meeting.  In considering whether or not to have an adjournment, the Board will consider what is in the best interests of the shareholders.  All proxies will be voted as marked.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Margaret Chance, Secretary of the Company.  The date of mailing of this Proxy Statement is expected to be on or about April 23, 2010.

SOLICITATION OF PROXIES

The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.  Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger.  The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.  All of the costs of solicitation of proxies will be paid by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.  Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

VOTING SECURITIES

The Board of Directors has fixed April 9, 2010 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting.  At the close of business on March 22, 2010, there were outstanding and entitled to vote 3,395,583 shares of Common Stock of the Company and 300,000 shares of Participating Preferred Stock .  Each share of Common Stock and Participating Preferred Stock is entitled to one vote for each share held.  The following table sets forth certain beneficial ownership information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding common stock or participating preferred stock as of March 22, 2010, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group.  Except as set forth below, the address of each person listed below is the address of Ameritrans.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED	PERCENTAGE OF(A) OUTSTANDING COMMON STOCK OWNED	NUMBER OF SHARES OF PARTICIPATING PREFERRED STOCK OWNED	PERCENTAGE OF OUTSTANDING PREFERRED STOCK OWNED
*Michael Feinsod	469,685 (1)	13.05%	400	**
*Gary C. Granoff	367,691 (2)	10.78%	0	2.80%
*Ellen M. Walker	14,574 (3)	**	8,978(a)	**
*Lee A. Forlenza	34,283 (4)	1.01%	1,000	**
Steven Etra	184,462 (5)	5.41%	0	**
John R. Laird	100	**	0	**
Howard F. Sommer		**	1,163	**
*Silvia Mullens	18,643 (6)	**	393	**
*Margaret Chance	17,020 (7)	**	220(b)	**
Peter Boockvar c/o Miller Tabak + Co., 331 Madison Avenue New York, NY 10017	37,138 (8)	1.09%	0	**
Ivan Wolpert 19 Fulton Street, Suite 301 New York, NY 10038	23,816 (9)	**	0	**
*Murray Indick 200 High Street, Suite 700 Boston, MA 02110	10,141 (10)	**	0	**
Elliott Singer 4101 Gulf Shore Boulevard Naples, FL 34103	5,000	**	1,000	**
Prides Capital Partners, LLC 200 High Street, Suite 700 Boston, MA 02110	1,062,175 (11)	29.43%	0	**
Mitchell Partners L.P. 3187-D Airway Avenue Costa Mesa, CA 92626	289,210 (12)	8.92%	29,942	9.98%
All Officers and Directors, as a group (12 persons)***	1,388,015 (13)	37.05%	13,154	4.38%

(A)

Ownership percentages are based on 3,395,583 shares of Common Stock outstanding as of March 22, 2010. Under the rules of the Securities and Exchange Commission, shares of Common Stock that an individual has a right to acquire within 60 days from March 22, 2010, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

*

Michael Feinsod, Gary C. Granoff, Murray Indick, (directors), Margaret Chance, Lee Forlenza,  Silvia Mullens, and Ellen M. Walker, (officers), are each “interested persons” with respect to Ameritrans, as such term is defined in the 1940 Act.

**

Less than 1%.

***

All Officers and Directors: Michael Feinsod, Gary C. Granoff, Ellen M. Walker, Steven Etra, Margaret Chance, Silvia Mullens, Lee Forlenza, Murray Indick, John R. Laird, Howard F. Sommer, Ivan Wolpert, and Peter Boockvar.  Shares of Common Stock that all officers and directors have a right to acquire within 60 days from March 22, 2010, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the aggregate percentage of Common Stock owned for all officers and directors.

(1)

Includes (1) 22,950 shares held by Mr. Feinsod in his IRA account; (2) 200,000 shares issuable to Mr. Feinsod upon the exercise of five-year options granted pursuant to the 1999 Employee Incentive Stock Option Plan, as amended (the “Employee Plan”); (3) 230,235 shares held by Infinity Capital Partners, L.P (“Infinity”); (4) 14,000 shares held by Shoulda Partners, L.P. (“Shoulda”); and (5) 2,500 shares issuable to Shoulda upon the exercise of the Private Offering Warrants.  Because Mr. Feinsod is a controlling person of Infinity and a general partner of Shoulda, he may also be deemed to be a beneficial owner of securities held by Infinity and Shoulda.

(2)

Includes (i) 153,180 shares owned directly by Mr. Granoff; (ii) 16,900 shares owned by The Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his brother are trustees; (iii) 261 shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (iv) 78,584 shares owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (v) 12,000 shares owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vi) 71,979 shares, and 2,500 shares issuable upon the exercise of five (5) year warrants granted pursuant to the Company’s July 29, 2005, offering of common stock and warrants (the “Private Offering Warrants”) held by Mr. Granoff in various IRA or pension accounts; (vii) 6,000 shares held in a trust for the benefit of Mr. Granoff’s son whereby Mr. Granoff is the trustee; (viii) 13,350 shares issuable upon exercise of five-year options granted under the Employee Plan; and (ix) 12,937 shares owned directly by Leslie Granoff, Mr. Granoff’s wife, of which shares he disclaims beneficial ownership.  Excludes 47,855 shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff’s wife.

(a)

Includes (i) 500 shares of Participating Preferred Stock owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (ii) 1,000 shares of Participating Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 6,478 shares of Participating Preferred Stock held by Mr. Granoff in various IRA or pension accounts; and (iv) 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff’s wife, as to which shares Mr. Granoff disclaims beneficial ownership.

(3)

Includes (i) 14,374 shares held directly by Ms. Walker; (ii) 200 shares held by Ms. Walker as custodian for her son; and (iii) 5,000 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(4)

Includes (i) 26,678 shares held directly by Mr. Forlenza; (ii) 3,230 shares held for the benefit of Mr. Forlenza’s IRA; and (iii) 4,375 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(5)

Includes (i) 55,472 shares of common stock, $.0001 par value (the “Shares”) held directly by Mr. Etra; (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra’s wife; (iv) 39,080 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra’s IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra; (vi) 10,000 Shares held by Lance’s Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; and (vii) options to purchase up to 13,888 Shares granted under the Non-Employee Director Stock Option Plan (the “Director Plan”).

(6)

Includes (i) 293 shares of Common Stock held in a pension plan and (ii) 18,350 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(7)

Includes (i) 1,200 shares owned directly by Ms. Chance; (ii) 200 shares held by Ms. Chance as custodian for her daughter, Alexis Chance; (iii) 50 shares held directly by her daughter, Alexis Chance; (iv) 2,220 shares held by Ms. Chance in various IRA or pension accounts; and (v) 13,350 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(b)

Participating Preferred Stock held in a pension account.

(8)

Includes an aggregate of 11,600 shares held individually by Mr. Boockvar or jointly with Mr. Boockvar’s wife.  Includes options to purchase up to 25,538 shares issuable upon exercise of five-year options granted under the Director Plan.  These options vest on May 6, 2010.

(9)

Mr. Wolpert is a principal of Belle Harbour Capital, L.L.C.  Includes (i) 7,974 shares owned directly by Mr. Wolpert; (ii) 1,068 shares issuable to Mr. Wolpert upon the exercise of Private Offering Warrants; (iii) 9,433 shares issuable upon the exercise of five year options granted under the Director Plan; (iv) 4,273 shares held by Belle Harbour Capital, L.L.C.; and (v) 1,068 shares issuable to Belle Harbour Capital, L.L.C. upon the exercise of the Private Offering Warrants.  Mr. Wolpert disclaims beneficial ownership of the shares held by Belle Harbour Capital, L.L.C., except to the extent of his pecuniary interest therein.

(10)

Includes 10,141 shares issuable upon exercise of five-year options granted under the Director Plan.  Murray A. Indick is a Partner of Prides Capital Partners, L.L.C.  Excludes (i) 848,500 shares held directly by Prides Capital Fund I, L.P.; and (ii) 213,675 shares issuable to Prides Capital Fund I, L.P. upon the exercise of the warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.  Mr. Indick disclaims beneficial ownership of the shares held directly or indirectly by Prides Capital Partners, LLC.

(11)

Includes (i) 848,500shares held directly by Prides Capital Fund I, L.P.; and (ii) 213,675 shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.

(12)

Includes 289,210 shares owned directly by Mitchell Partners L.P. and 15,000 shares issuable to Mitchell Partners upon the exercise of the Private Offering Warrants, based solely upon the most recent ownership filing of Mitchell Partners L.P.

(13)

Excludes (i) 848,500 shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 shares issuable to Prides Capital Fund I, L.P. upon the exercise of warrants.  Mr. Indick is a partner of the general partner of Prides Capital Fund I, L.P. (see footnote 10).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, nine (9) directors are to be elected to hold office until the annual meeting of shareholders next ensuing after their election and until their respective successors are elected.  Seven (7) directors are to be elected by the holders of both the Company’s Common Stock and its Participating Preferred Stock, voting together as a single class, and two (2) directors are to be elected only by the holders of the Company’s Participating Preferred Stock.

Directors are to be elected by a majority of the vote of shares present in person or represented by proxy at the meeting and entitled to vote on directors.  Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons appointed at the meeting, who serve as Inspectors of Election at the meeting and who execute an oath to discharge their duties.  It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.  All of the persons named below have agreed to serve if elected.

Biographical Information Regarding Nominees to be elected by holders of the Common Stock and the Participating Preferred

Interested Directors

Michael Feinsod, age 39, has been a director of the Company since December 2005, President since November, 2006, Chief Compliance Officer since July 2008 and Chief Executive Officer since October 2008.  Since November 2006, Mr. Feinsod has served as a Senior Vice President of Ameritrans’ wholly-owned subsidiary, Elk Associates Funding Corporation (“Elk”).  Since 1999, Mr. Feinsod has been a managing member of Infinity Capital, LLC, an investment management company. Prior to founding Infinity Capital, LLC, Mr. Feinsod worked as an analyst and portfolio manager for Mark Boyar & Company, Inc.  Mr. Feinsod is a member of the board of directors of  The Kingstone Companies, Inc. (NASDAQ: KINS) and its wholly-owned subsidiary Kingstone Insurance Company, Inc., a property and casualty insurance company.  Mr. Feinsod is admitted to practice law in New York and was an associate in the corporate law department of Paul, Hastings, Janofsky & Walker LLP from 1996 to 1997. Mr. Feinsod holds a BA from The George Washington University and a JD from Fordham University School of Law.

Gary C. Granoff, age 61, has been Chairman of the Board of Ameritrans since its formation and of Elk since 1996. In October 2008, Mr. Granoff took on the role of Managing Director of Ameritrans.  Mr. Granoff continues to serve as Chairman of the Board of Directors and Chief Financial Officer of Ameritrans and President and Chairman of the Board of Elk. Mr. Granoff has been a practicing attorney for the past thirty six years and is presently an officer and shareholder in the law firm of Granoff, Walker  Forlenza, P.C. Mr. Granoff is a member of the bar of the State of New York and the State of Florida and is admitted to the United States District Court of the Southern District of New York. Mr. Granoff has served as President and the sole shareholder of Seacrest Associates, Inc., a hotel operator, since August 1994.  Mr. Granoff serves on the Board of Trustees of The George Washington University. Mr. Granoff also serves as a Trustee and Vice Chairman of the Board of the Parker Jewish Institute for Healthcare and Rehabilitation. From September 2005 to February 2009, Mr. Granoff served as a member (Commissioner) of the Village of Kings Point, New York, Zoning Board of Appeals. Since February 2009, Mr Granoff has served as the Village Justice of the Village of Kings Point, New York.  Mr. Granoff holds a BBA in Accounting and a JD (with honors) from The George Washington University.

Murray A. Indick, age 50, has been a director of the Company and of Elk since May 2006.  Mr. Indick is a co-founder of Prides Capital Partners, LLC, an investment firm specializing in strategic block, activist investing in the small- and micro-cap arena.  Prior to joining Prides Capital Partners, LLC, Mr. Indick was partner/general counsel at Blum Capital, which he joined in 1997. Prior to joining Blum Capital, Mr. Indick was a partner in the Washington, D.C., office of Dechert Price & Rhoads.  Mr. Indick practiced law for 10 years with Wilmer, Cutler & Pickering in Washington, D.C. Mr. Indick is member of the board of directors of Tigrent, Inc. (NASDAQ: TIGE).  Mr. Indick holds a BA from the University of Pennsylvania and a JD from the Georgetown University Law Center.

Disinterested Directors

Peter Boockvar, age 40, has been a director of the Company and of Elk since 2008 and is currently the Equity Strategist at Miller Tabak + Co., LLC., in addition to his role as a salestrader on the equity desk.  He joined Miller Tabak + Co., LLC in 1994 after working in the corporate bond research department at Donaldson, Lufkin and Jenrette. He is also President of OCLI, LLC and OCLI2, LLC, farmland real estate investment funds. Mr. Boockvar graduated Magna Cum Laude with a BBA in Finance from The George Washington University. He also received an MBA from Baruch College.

Steven Etra, age 61, has been a director of the Company and of Elk since 1999, and was a Vice President of Elk from January 1999 to May 2007.  Mr. Etra has been Sales Manager since 1975 of Manufacturers Corrugated Box Company, a company owned by Mr. Etra’s family for more than seventy-five years.  Mr. Etra has also been a director of Titanium Holdings Group, Inc since March 1999.

Elliott Singer, age 69, has been a director of the Company since December 4, 2009.  Mr. Singer is a Managing Director of FairView Advisors, a financial services firm that he founded in September 2001.  Mr. Singer founded and served as the Chief Executive Officer of A+ Network (formerly A+ Communications), which was acquired by Metrocall in 1996.  Mr. Singer is a member of the Board of Directors of Neurologix (NASDAQ: NRGX), MangoSoft (MGOF), and numerous privately held companies.  Mr. Singer holds a B.A. from Tulane University and an MBA from the Leonard R. Stern School of Business at NYU.

Ivan J. Wolpert, age 44, has been a director of the Company and of Elk since December 2005.  Mr. Wolpert is a principal and founder of Belle Harbour Capital, LLC, a real estate investment firm. He has substantial experience in the real estate industry and currently owns both residential units and commercial property.  After graduating from law school, he practiced real estate law and completed his legal career as Of Counsel at Paul, Hastings, Janofsky & Walker LLP.  Mr. Wolpert holds a JD from St. John’s University and a BA from Tufts University.

Biographical Information Regarding Nominees to be elected by holders of the Participating Preferred Stock only

Disinterested Directors

John R. Laird, age 67, has been a director of the Company since January 1999. Mr. Laird has been a private investor since 1994, when he retired from Shearson Lehman Brothers Inc. (“Shearson”). Mr. Laird served as President and Chief Executive Officer of the Shearson Lehman Brothers Division of Shearson and as a member of the Shearson Executive Committee from 1992 to 1994. Mr. Laird was also Chairman and Chief Executive Officer of The Boston Company, a subsidiary of Shearson, from 1990 until its sale by Shearson in 1993. From 1977 to 1989 Mr. Laird was employed by American Express in various capacities including Senior Vice President and Treasurer.  Mr. Laird received a BS in finance and an MBA from Syracuse University and attended the Advanced Management Program at Harvard Business School.  Mr. Laird is a graduate of the Stamford Business School program on director education.

Howard F. Sommer, age 69, has been a director of the Company since January 1999.  Mr. Sommer is currently Chief Administrative Officer and Chief Financial Officer and Vice President of Circa Inc., a nationally-based buyer of pre-owned jewelry.  Mr. Sommer was President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity investment fund providing long-term capital to small businesses throughout the State of New York, from 1995 to 2005.  Mr. Sommer was President of Fundex Capital Corporation from 1978 to 1995, President of U.S. Capital Corporation from 1973 to 1995, worked in management consulting from 1971 to 1973 and held various positions at IBM and Xerox Corporations from 1962 to 1971.  Mr. Sommer was also a member of the board for the National Association of Small Business Investment Companies (NASBIC), serving on its executive committee from 1989 to 1993 and as Chairman of the Board in 1994.  He received a BS in electrical engineering from City College of New York and attended the Graduate School of Business at New York University.

The Board of Directors of the Company unanimously recommends a vote FOR the election of the nominees named in this Proxy Statement.

Information Regarding Executive Officers and Certain Interested Persons

Silvia Maria Mullens, age 59, currently is the Executive Vice President of Ameritrans and Elk.  Ms. Mullens has been a Vice President of Ameritrans since its inception, a Vice President of Elk since 1996, and the Loan Administrator of Elk since February 1994. Ms. Mullens was named an Executive Vice President of Ameritrans and Elk in October 2008. Prior to joining the Company she was the Legal Coordinator for Castle Oil Corporation from September 1991 through June 1993 and from June 1993 through January 1994, a legal assistant specializing in foreclosures in the law firm of Greenberg & Posner. Ms. Mullens received a BA cum laude from Fordham University and an MBA from The Leonard Stern School of Business Administration of New York University.

Ellen M. Walker, age 54, has been an Executive Vice President of Ameritrans since 2000 and a Vice President of Elk since July 1983.  Ms. Walker served as a director of Ameritrans from its formation until she resigned as such as of February 4, 2010.  Ms. Walker has been a practicing attorney for more than twenty-five years and she is presently an officer and shareholder in the law firm of Granoff, Walker & Forlenza, P.C. Ms. Walker received a BA from Queens College and obtained her JD with honors from Brooklyn Law School.

Lee A. Forlenza, age 52, currently is the Senior Vice President of Ameritrans and Elk.  He has been a Vice President of Ameritrans since its formation and a Vice President of Elk since March 1992.  Until December 2005, Mr. Forlenza served as a director of both Ameritrans and Elk. In August 2000, Mr. Forlenza was elected to be Senior Vice President of the Company. Mr. Forlenza has been a practicing attorney since February 1983 and is presently an officer and shareholder in the law firm of Granoff, Walker & Forlenza, P.C.  Mr. Forlenza has been President of True Type Printing, Inc. since May 1995. From 1983 through 1986 Mr. Forlenza was an attorney with the SBA. Mr. Forlenza graduated Phi Beta Kappa from New York University and obtained his JD from Fordham University School of Law.

Margaret Chance, age 54, has been Secretary of Ameritrans since its inception and has been Secretary of Elk and involved in loan administration since November 1980. In August 2000, Ms. Chance was elected to be a Vice President of the Company. Ms. Chance has served as the Secretary of GCG, since January 1982. Ms. Chance holds a paralegal certificate.

There is no current arrangement or understanding between any director and any other person pursuant to which such person was selected as a director. Directors serve until the next annual general meeting or until a successor is appointed. There is no family relationship among any directors or executive officers of the Company.

Information Regarding the Board of Directors and Committees

Board of Directors

The bylaws of the Company provide that the Board of Directors will consist of as many members as shall be determined by the shareholders or an affirmative vote of a majority of the members of the Board of Directors.  In April, 2007, the Board of Directors set the number of members at no more than eleven.   On December 4, 2009, the Company increased the size of the its Board of Directors to from nine to ten members and elected Elliott Singer to serve as a new director to fill the vacancy created by the increase in Board members until the Annual Meeting.  On February 4, 2010, Ellen Walker resigned as a director and, following such resignation, on February 10, 2010, the number of members of the board of Directors was reduced to nine.  A majority of the Board Members, which majority is comprised of six directors to be elected at this Meeting, are not “interested persons” as defined in the 1940 Act.

The Board of Directors held 13 formal meetings during the 2009 fiscal year. Six meetings were attended by all directors; four directors each missed two meetings.

Director Independence

The NASDAQ Marketplace Rules require that a majority of our directors be “independent directors” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2). For a director to be considered independent, the Board must determine that the director (and in some cases, members of a director’s immediate family) does not have, or in the past three years has not had, certain direct or indirect material relationships with us, our external auditors or other persons doing business with us and/or Velocity Capital Advisors LLC (“Velocity” or the “Adviser”), our investment adviser. The Board has affirmatively determined that six of our nine current directors, and six of the nine directors nominated for election at the Annual Meeting, have no material direct or indirect relationship with us or Velocity and qualify as independent directors pursuant to the corporate governance standards of NASDAQ as well as an evaluation of factors specific to each director. The independent directors are John R. Laird, Ivan Wolpert, Peter Boockvar, Steven Etra, Howard Sommer, and Elliott Singer.

In the course of the determination by the Board and the Governance, Compensation and Nominating Committee thereof regarding the independence of each non-employee director, the Board and such committee considered the beneficial ownership of such director or his or her affiliates in our company as well as any transactions or arrangements that each director has with us or Velocity.

Committees of the Board and Nominations for the Board of Directors

Ameritrans has a standing Audit Committee and, effective as of February 3, 2010, a standing Governance, Compensation and Nominating Committee.  Prior to the establishment of the Governance, Compensation and Nominating Committee, Ameritrans did not have a standing nominating committee.  Accordingly, prior to February 3, 2010, in accordance with NASDAQ rule 5605(d) nominees to the Board were recommended by at least a majority of the Independent Directors (as defined in NASDAQ rule 5605(a)) of the Company.  The Independent Directors for the 2009 fiscal year were Peter Boockvar, Steven Etra, John R. Laird, Howard Sommer, and Ivan Wolpert (the “Independent Directors”).  These

Independent Directors considered individuals for nomination who were recommended to them by various persons.  The Independent Directors then considered who, among the nominees, would bring the most benefit to Ameritrans.  The Independent Directors then voted on which nominee or nominees they would recommend to the Board.  A nominee would only be recommended to the Board upon receipt of at least a majority vote by the Independent Directors.  After the Board received these recommendations, the Board, by a majority vote, selected the nominee to either fill the vacancy or to stand for election at the next shareholders meeting. The nominees for election at the Annual Meeting were recommended to the Board of Directors by the Independent Directors described in this paragraph, prior to the establishment of the Governance, Compensation and Nominating Committee.

Effective upon the establishment of the Governance, Compensation and Nominating Committee on February 3, 2010, such committee performs the functions of the Independent Directors described in the preceding paragraph in selecting and recommending candidates for nomination to the Board of Directors (See “-Governance, Compensation and Nominating Committee, below).

Audit Committee

Ameritrans has a standing Audit Committee, which is presently comprised of John R. Laird, Peter Boockvar, and Howard Sommer.  The function of the Audit Committee is to review the Company’s internal accounting control procedures, review the Company’s consolidated financial statements, and review with the independent public accountants the results of their audit.   Each current member of the Audit Committee satisfies the independence requirements of Rule 10A-3 of the Exchange Act and Rules 5605(a)(2)  and 5605(c) of the NASDAQ listing standards and is financially literate.  In addition, the Board of Directors has determined that John R. Laird, Chairman of the Audit Committee, qualifies as an “audit committee financial expert”, as such term is defined in Item 407 of Regulation S-K.  The Audit Committee held seven meetings during 2009 fiscal year.  The Audit Committee’s financial expert and Chairman is John R. Laird.

The members of the Audit Committee have adopted a formal written charter, the adequacy of which they will review and assess on an annual basis.  The Audit Committee Charter is, and any changes or updates thereto will be, posted on the Company’s internet website at http://www.ameritranscapital.com.

Audit Committee Report

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings by Ameritrans Capital Corporation (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.  As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee in the past year.  The Audit Committee of the Board of Directors (the “Board”) for the fiscal year ended June 30, 2009, was composed of three (3) non-management, independent directors selected by the Board: Howard F. Sommer, Peter Boockvar, and John R. Laird.  All current members meet the experience and independence requirements of NASDAQ and the Commission.  In addition, the Board has determined that John R. Laird is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct.  The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process.  The Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP (“RSSM”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2.

The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU § 380).

3.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

4.

 Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Securities and Exchange Commission on September 28, 2009.

Respectfully Submitted:

John R. Laird, Director and Financial Expert

Peter Boockvar, Director

Howard F. Sommer, Director

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report that follows shall not be incorporated by reference into any such filings.

Employee Plan Committee

The Employee Plan Committee administers our Employee Plan. The committee is currently comprised of Ivan Wolpert, Steven Etra and John R. Laird.  The committee held one meeting during the 2009 fiscal year.

Compensation Committee

Effective February 3, 2010, the Compensation Committee was reconstituted as the Governance, Compensation and Nominating Committee of the Board of Directors.  Until such date, the Compensation Committee reviewed the Company’s employment and compensation agreements with its employees. The committee is comprised of Steven Etra, John R. Laird, and Ivan Wolpert.  From November 2009 until the establishment of the Governance, Compensation and Nominating Committee, Mr. Wolpert served as the Chairman of the Compensation Committee.  The committee held six meetings during the 2009 fiscal year.

Governance, Compensation and Nominating Committee

On February 3, 2010, Ameritrans established a Governance, Compensation and Nominating Committee.  The Governance, Compensation and Nominating Committee is comprised of Ivan Wolpert, Steven Etra and John Laird, with Mr. Wolpert serving as the chairman of such committee.  The Governance, Compensation and Nominating Committee, among other things:

•

Recommends for approval by the Board, corporate governance policies and guidelines applicable to Ameritrans;

•

Evaluates and recommends for nomination, directors for Ameritrans and otherwise assists the Board in searching for and screening candidates for nomination and establishes criteria for board membership;

•

At the request of the Board, reviews and considers potential directors and recommends nominees for election as directors, including director candidates nominated by shareholders in accordance with the provisions of the Company’s Bylaws;

•

Evaluates the performance of individual board members and periodically reviews and discusses with the Board whether individual independent directors continue to satisfy applicable independence standards;

•

Evaluates, approves and sets  executive officer compensation and benefit plans, as well as general compensation policies and programs of the Company and makes recommendations to the Board with respect to director and committee member compensation and benefit plans; and

•

Oversees the administration of incentive plans in accordance with their terms.

The Governance, Compensation and Nominating committee did not exist, and accordingly did not meet, during the 2009 fiscal year.

The Governance, Compensation and Nominating Committee has adopted a formal, written charter that complies with SEC rules and regulations and NASDAQ listing standards.   A copy of the Governance, Compensation and Nominating Committee charter is available on our website at www.ameritranscapital.com.

Code of Ethics

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Ethics (the “Code of Ethics”). The Code of Ethics is established and maintained in accordance with Rule 17j-1 under the Investment Company Act of 1940 and is available on the Company’s website at www.ameritranscapital.com.  The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address:  Ameritrans Capital Corporation, 747 Third Avenue, 4th Floor, New York, New York 10017.

Changes in Control

There are no arrangements known to the Company at this time which may at a subsequent date result in a change of control of the Company.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s Common Stock (“Reporting Persons”), to file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”) and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that as of June 30, 2009, all changes in beneficial ownership have been disclosed to the SEC as required by Section 16(a) of the 1934 Act, or have been previously reported in the Company’s filings with the SEC.

Stockholder Communications With The Board Of Directors

Any stockholder or other interested party who desires to communicate with members of the Board of Directors may do so by writing to: Board of Directors, c/o Michael Feinsod, Director, Ameritrans Capital Corporation, 747 Third Avenue, New York, New York 10017. Communications may be addressed to an individual director, a Board committee, the disinterested directors or the full Board.  Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

MANAGEMENT

The following table sets forth certain information concerning the directors and executive officers of Ameritrans:

Name	Address	Position

Interested Directors
Michael Feinsod	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Chief Executive Officer, President, Chief Compliance Officer and Director
Gary C. Granoff	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Chief Financial Officer, Managing Director and Chairman of the Board of Directors
Murray Indick	200 State Street, 13th Floor Boston MA 02109	Director

Disinterested Directors
Peter Boockvar	c/o Miller Tabak + Co 331 Madison Avenue New York, NY 10017	Director
Steven Etra	55-25 58th Street Maspeth, New York	Director
John R. Laird	481 Canoe Hill Road New Canaan, Connecticut	Director
Howard F. Sommer	139 East 63rd Street New York, New York 10021	Director
Elliott Singer	4101 Gulf Shore Boulevard North Naples, FL 34103	Director

Officers/Interested Persons
Silvia M. Mullens	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Executive Vice President
Ellen M. Walker	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Executive Vice President
Margaret Chance	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Vice President and Secretary
Lee Forlenza	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Senior Vice President

Biographical information concerning the Company’s directors and officers is set forth above.

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

Role of the Compensation Committee

Each executive officer is employed pursuant to an employment agreement, each of which is described herein.  Prior to February 3, 2010, the Compensation Committee of the Board established and regularly reviewed our compensation philosophy and programs, and exercised authority with respect to the determination and payment of base and incentive compensation to our executive officers.  Effective February 3, 2010, such functions are performed by the Governance, Compensation and Nominating Committee.   References in this discussion to functions performed by the Governance, Compensation and Nominating Committee shall be read to refer to the Compensation Committee to the extent such functions were performed prior to the establishment of the Governance, Compensation and Nominating Committee.

Overview of compensation structure

Our compensation structure for named executive officers has historically consisted of two basic components - a salary (with bonus) and equity compensation. Each of these components is reflected in the Summary Compensation Table set forth below.

Compensation program objectives and what our compensation program seeks to reward

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and longer term basis primarily by positioning our business for growth and, in the future, for increasing levels of revenue and net income. To that end, compensation packages include significant incentive forms of stock-based compensation to ensure that an executive officer’s interest is aligned with the interests of our shareholders.

Why each element of compensation is paid and how the amount of each element is determined

The following is a brief discussion of each element of our executive officer compensation. The Governance, Compensation and Nominating Committee intends to cause Ameritrans to pay each of these elements to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The Governance, Compensation and Nominating Committee also intends to evaluate on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete with executive talent. Overall, our Governance, Compensation and Nominating Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our executive officers.

Salaries.  The cash salaries paid to the two highest paid executive officers (Messrs. Feinsod and Granoff) have been incorporated into the terms of employment agreements.  A copy of our employment agreement with Mr. Granoff was filed as an exhibit to the Form 8-K of Ameritrans filed with the SEC on October 10, 2008.  Copies of our employment agreement with Mr. Feinsod and the amendment to Mr. Granoff’s 2008 Employment Agreement were filed as exhibits to the Form 8-K of Ameritrans filed with the SEC on November 16, 2009.

Cash Incentive Compensation.  Cash incentive or bonus compensation is guaranteed pursuant to their employment agreements with any additional amounts given at the discretion of the Board at the recommendation of the Governance, Compensation and Nominating Committee (or, before such committee’s establishment, the Compensation Committee).

Equity Compensation.  Equity compensation awards were granted in the past pursuant to written agreements.  All stock option grants are fully described herein.

How each compensation element fits into the overall compensation objectives and affects decisions regarding other elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, the Company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Governance, Compensation and Nominating Committee strives to strike an appropriate balance between base compensation and incentive compensation. To the extent permissible by applicable regulations, the Governance, Compensation and Nominating Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation. When considering the marketplace, particular emphasis is placed upon compensation packages available at a comparable group of peer companies.

Compensation Committee Interlocks and Insider Participation

No member of the Company's Compensation Committee was engaged in a related party transaction with, or was an officer or employee of, the Company or its subsidiaries during the fiscal year ended June 30, 2009. There are no interlocking relationships involving the Company's Compensation Committee and the board of directors or members of a compensation committee of any other company that would require disclosure under the executive compensation rules of the SEC.

Compensation Committee Report

A report of the Compensation Committee has been furnished to the SEC during the current fiscal year in an Amendment to the Company’s Annual Report on Form 10-K/A, filed with the SEC on October 28, 2009.

Summary Compensation Table

The following table sets forth all remuneration for services rendered to the Company by (i) each of the executive officers, and (ii) all executive officers as a group during the fiscal years ended June 30, 2009 and 2008.  No non-employee director received compensation in excess of $120,000 during that period.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	(A) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	(B) All Other Compensation ($)	Total ($)
Gary C. Granoff (1)(2) Chairman, Chief Executive Officer, Chief Financial Officer, and Director	2009	674,425						89,385	731,810
	2008	361,800	15,000	-	-	-	-	87,318	464,118
Michael Feinsod Chief Executive Officer, President and Director	2009	368,425	15,000					66,413	449,838
	2008	347,610	15,000	-	53,341	-	-	32,500	448,451
Ellen M. Walker Executive Vice President	2009	154,928						23,239	178,167
	2008	147,551	-	-	-	-	-	22,133	169,684
Silvia Mullens Executive Vice President	2009	134,062	27,500					24,234	185,796
	2008	125,018	25,000	-	-	-	-	23,103	173,121
Margaret Chance Vice President and Secretary	2009	108,765	22,500					19,690	150,955
	2008	99,605	20,000	-	-	-	-	18,540	138,145

Officers’ salaries constitute a major portion of Elk’s total “management expenses,” which must be approved by the SBA.  The SBA has approved total officer and employee compensation and management expenses of Elk in the amounts paid through fiscal 2009.  This amount includes officers’ salaries, other salaries, employee benefits, insurance, and other management expenses.

(A)

Compensation expense related to amortized portion of stock option grants received that vested during the fiscal year.

(B)

Amounts received under Simplified Employee Pension Plan, and other compensation.

(1)    Pursuant to a revised employment agreement, Mr. Granoff received a one-time payment in December 2008 of $251,150.

(2)    Mr. Feinsod became Chief Executive Officer of the Company effective October 10, 2008, pursuant to an amended and restated employment agreement as of such date.  In addition, Mr. Granoff, formerly Chief Executive Officer of the Company, assumed the title Managing Director pursuant to the terms of an amended and restated employment agreement dated October 10, 2008.

Compensation of Directors

The following table sets forth certain information regarding compensation paid to directors that were not named executive officers during the last completed fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)	(A) Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)
Murray A. Indick	10,000					2,366	12,366
John R. Laird	22,750					1,797	24,547
Howard F. Sommer	16,000						16,000
Steven Etra	16,000		7,124				23,124
Ivan Wolpert	16,000						16,000
Peter Boockvar	17,000		624				17,624

During the 2009 and 2008 fiscal years, Ameritrans and Elk had a policy of paying their directors who were not employees fees for each meeting attended. Since September 24, 2004, non-employee directors had been paid a fee of $1,000 for each meeting attended.  From the Company’s inception until January 2010, non-employee directors were paid annual fees of $2,000 per year in addition to the fees paid for each meeting attended. As of September 24, 2004, Ameritrans began paying the Audit Committee a fee for each committee meeting attended. Regular members of the Audit Committee were paid $1,000 for each meeting, and the head of the Audit Committee received $1,250 for each meeting.  Fees and expenses paid to non-employee directors were, in the aggregate, $101,913 for the fiscal year ended June 30, 2009, and $107,806 for the fiscal year ended June 30, 2008.

The Compensation Committee recommended, and the full Board approved, an increase in the annual fees to be paid to non-employee directors.  Non-employee directors will be paid an annual retainer in the amount of $25,000, which will be payable quarterly to each non-employee director serving on the board of directors during the applicable quarter, or as otherwise determined by the Company’s Chief Executive Officer.  In addition, non-employee directors will receive a fee of $1,000 for each meeting attended and $500 for each telephonic or brief board meeting attended.  Regular members of the Audit and Governance, Compensation and Nominating Committees are paid $1,000 for each meeting, and the chair of the Audit and Governance, Compensation and Nominating Committees receives $1,500 for each meeting.  The foregoing non-employee director compensation was approved on February 10, 2010, and is applicable retroactively beginning January 1, 2010.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended June 30, 2009, to members of the Board of Directors and executive officers.  The exercise price of these options is equal to the closing price of the Company’s Common Stock on the date of grant, as reported by the NASDAQ Capital Market.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Equity Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Michael Feinsod	10/10/08	-	-	-	-	-	-	100,000	-	2.36	32,770
Silvia Mullens	10/10/08	-	-	-	-	-	-	15,000	-	2.36	4,915
Margaret Chance	10/10/08	-	-	-	-	-	-	10,000	-	2.36	3,277

Outstanding Equity Awards at June 30, 2009

The following table sets forth certain information regarding the total number and aggregate value of stock options held by members of the Board of Directors and executive officers at June 30, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Gary C. Granoff	13,350	-	-	4.95	10/29/2009	-	-	-	-
Gary C. Granoff	13,350	-	-	6.12	12/28/2010	-	-	-	-
Ellen M. Walker	5,000	-	-	4.50	10/29/2009	-	-	-	-
Ellen M. Walker	5,000	-	-	5.56	12/28/2010	-	-	-	-
Lee A. Forlenza	4,375	-	-	4.50	10/29/2009	-	-	-	-
Lee A. Forlenza	4,375	-	-	5.56	12/28/2010	-	-	-	-
Steven Etra	13,888		-	3.60	5/19/2013	-	-	-	-
Silvia Mullens	15,000	-	-	2.36	10/10/2013	-	-	-	-
Silvia Mullens	3,350	-	-	4.50	10/29/2009	-	-	-	-
Silvia Mullens	3,350	-	-	5.56	12/28/2010	-	-	-	-
Margaret Chance	10,000	-	-	2.36	10/10/2013	-	-	-	-
Margaret Chance	3,350	-	-	4.50	10/29/2009	-	-	-	-
Margaret Chance	3,350	-	-	5.56	12/28/2010	-	-	-	-
Michael R. Feinsod	100,000	-	-	2.36	10/10/2013
Michael R. Feinsod	60,000	20,000	-	5.28	varies based on vesting thru 11/27/2014	-	-	-	-
Michael R. Feinsod	20,000	-	-	4.50	10/8/2012	-	-	-	-
Ivan Wolpert	9,433	-	-	5.30	12/22/2011	-	-	-	-
John R. Laird	8,000	-	-	6.25	1/12/2010	-	-	-	-
Howard F. Sommer	8,000	-	-	6.25	1/12/2010	-	-	-	-
Murray A. Indick	10,141	-	-	4.93	5/9/2012	-	-	-	-
Peter Boockvar	-	25,538	-	1.78	5/6/2014	-	-	-	-

Compensation Objectives

The objectives of Ameritrans’ executive compensation program are to establish compensation levels designed to enable Ameritrans to attract, retain and reward executive officers who contribute to the long-term success of Ameritrans so as to enhance shareholder value. The Board of Directors makes decisions each year regarding executive compensation, including annual base salaries and bonus awards, and the Employee Plan Committee, consisting of non-interested directors, previously made decisions each year regarding stock option grants. Option grants were key components of the executive compensation program and were intended to provide executives with an equity interest in Ameritrans so as to link a meaningful portion of the compensation of Ameritrans’ executives with the performance of Ameritrans’ Common Stock.

Compensation Philosophy

Ameritrans’ executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Ameritrans’ policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses may be included to encourage effective performance relative to current plans and objectives. Stock options were included to help retain productive people and to more closely align their interest with those of shareholders.

In executing its compensation policy, Ameritrans seeks to relate compensation with Ameritrans’ financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of Ameritrans. While compensation survey data are useful guides for comparative purposes, Ameritrans believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Board of Directors applies judgment in reconciling the program’s objectives with the realities of retaining valued employees.

Employment Agreements

The Company entered into employment agreements with six (6) of its employees, as described below:

Michael R. Feinsod.  The Company entered into an amended and restated employment agreement with Mr. Feinsod dated as of November 12, 2009, (the “Current Feinsod Agreement”), whereby Mr. Feinsod was re-appointed Chief Executive Officer, in addition to his duties of President of Ameritrans and Senior Vice President of Elk.  The Company and Elk had previously entered into an amended and restated employment agreement with Mr. Feinsod on October 10, 2008 (the “Prior Feinsod Agreement”).  The Prior Feinsod Agreement provided that, (i) for the period October 10, 2008 through November 30, 2008, Mr. Feinsod would receive a base salary equal to $348,900 per annum; and (ii) for the period December 1, 2008, through October 31, 2009, Mr. Feinsod would receive base salary equal to $361,800 per annum.  The base salary was payable in accordance with the normal payroll procedures of the Company.   Mr. Feinsod would also receive an annual bonus of no less than $15,000 per year.  Pursuant to the terms of the Prior Feinsod Agreement, the agreement would renew for a period of one year as of November 1, 2009.

Pursuant to the Current Feinsod Agreement, Mr. Feinsod will continue to serve as President and Chief Executive Officer of the Company and Senior Vice President of Elk until August 31, 2010, and one year thereafter, unless the Company notifies Mr. Feinsod of its intention not to renew the employment agreement in accordance with its terms, and unless the Feinsod Agreement is terminated earlier in accordance with its terms.   For the period from November 12, 2009, through August 31, 2010, Mr. Feinsod will receive a base salary equal to $376,800 payable on an annualized basis.  If applicable, for the period commencing September 1, 2010, through August 31, 2011, Mr. Feinsod’s base salary will be increased by the greater of four percent (4%) or the increase in the Consumer Price Index during such year.  Mr. Feinsod will also receive an annual bonus in the sole discretion of the Company’s board of directors.

Pursuant to the Prior Feinsod Agreement, Mr. Feinsod was also entitled to receive up to an annual aggregate of $32,500 allocated as he shall determine in his sole discretion for certain expenses including, but not limited to reimbursement for the certain expenses as set forth in the agreement.  Additionally, Mr. Feinsod was eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans.

Pursuant to the Current Feinsod Agreement, Mr. Feinsod is entitled to receive an aggregate of $32,500 per annum for reimbursement of certain expenses set forth in the agreement as well as reimbursement for all business expenses reasonably incurred by him in the performance of his duties as well as up to $20,000 per annum, subject to certain increases, for Mr. Feinsod’s family health insurance.  The Company will continue to make regular contributions to Mr. Feinsod’s SEP IRA account.

The Prior Feinsod Agreement also provided for compensation to Mr. Feinsod if he was terminated prior to the expiration of his employment term, the exact amount of which varied depending upon the nature of the termination.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.

The Current Feinsod Agreement provides that, in the event that the Company terminates Mr. Feinsod’s employment without “Cause” (as defined in the Current Feinsod Agreement), or Mr. Feinsod terminates his employment for “Good Reason” (as defined in the Current Feinsod Agreement), Mr. Feinsod will be entitled to a severance payment in an amount equal to Mr. Feinsod’s base salary, as increased with respect to the extension year, and bonus (or portion thereof), if any, paid for the most recent bonus year, multiplied by the number of years (or fractional portion thereof) remaining in the employment period, inclusive of the additional one year extension period under the Current Feinsod Agreement.  The Company will also be obligated to continue Mr. Feinsod’s benefits through August 31, 2010 and, if such termination occurs after August 31, 2010, for the remainder of the extension year.

On November 27, 2006, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase 80,000 shares of the Company excisable at $5.28 per Share.  The options vested in four (4) equal annual installments, with the first installment vesting on the date of grant.  On October 8, 2007, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase an additional 20,000 shares excisable at $4.50 per Share.  On October 8, 2008, pursuant to the Prior Feinsod Agreement, Mr. Feinsod was granted options to purchase up to 100,000 shares exercisable at $2.36 per share.

Effective July 1, 2008, Mr. Feinsod was appointed Chief Compliance Officer (“CCO”) for both Ameritrans and Elk.  Mr. Feinsod will serve as CCO at the pleasure of the Board and will be compensated at an additional monthly rate of $500.00 solely for his services as CCO of Ameritrans and a monthly rate of $500.00 solely for his services as CCO of Elk.

Pursuant to the Current Feinsod Agreement, the Company also agreed to use reasonable efforts to register the sale of the Company’s common stock underlying options previously granted to Mr. Feinsod, provided that the Company is eligible to register such shares on Form S-8 under the Securities Act of 1933, as amended, and rules promulgated thereunder.  Mr. Feinsod also agreed not to compete with the Company or Elk or hire solicit the employ of any employee of the Company or Elk during the term of the Current Feinsod Agreement and for the immediately succeeding 12 month period.

Gary Granoff.  The Company entered into an amended and restated employment agreement with Gary Granoff dated as of October 10, 2008, (the “Granoff Agreement”), whereby Mr. Granoff relinquished the office of chief executive officer and assumed the title of Managing Director.  Pursuant to the agreement, for the period November 1, 2008, through June 30, 2009, Mr. Granoff was paid the base sum of $260,850, which shall be paid in monthly installments of $32,606.25.  In December, 2008, Mr. Granoff received as additional compensation a single payment of $251,150, which was be deemed to be fully earned upon execution of the amended and restated employment agreement. The Granoff Agreement provided that, commencing July 1, 2009, and for each fiscal year (July 1 to June 30) during the employment period, Mr. Granoff would be paid a base salary of $465,000 for the period July 1, 2009, through June 30, 2010, $178,000 for the period July 1, 2010, through June 30, 2011, $175,000 for the period July 1, 2011, through June 30, 2012, and $159,000 for the period July 1, 2012, through June 30, 2013.  During and after the contract term, Mr. Granoff will be subject to certain confidentiality, non-solicitation and non-competition provisions in favor of the Company.   On November 12, 2009, the Company and Mr. Granofff entered into an amendment (the “Granoff Amendment”) to the Granoff Agreement, pursuant to which Mr. Granoff agreed to continue serving as Chief Financial Officer of the Company and Elk through June 30, 2010, (instead of the September 30, 2009, date as in effect prior to the Granoff Amendment). However, that if the Company and Elk exercise their right to employ a qualified person to replace Mr. Granoff as Chief Financial Officer at any time prior to June 30, 2010, Mr. Granoff will step down as Chief Financial Officer without any reduction in compensation.  Pursuant to the Granoff Amendment, Mr. Granoff’s salary for the fiscal year ending June 30, 2010, will be reduced by $40,000 and an additional $33,725 of Mr. Granoff’s base salary for such fiscal year will be paid on a deferred basis in $11,241.66 installments during the next succeeding three fiscal years.  Accordingly, Mr. Granoff will be entitled to receive a base salary of $391,275 during the 2009/2010 fiscal year.  Mr. Granoff also waived payment of the Company’s contribution to his SEP IRA account for the period commencing October 1, 2009, and ending September 30, 2010. The Company also assigned ownership of a life insurance policy to Mr. Granoff.

Ellen Walker.  The Company entered into an amended and restated employment agreement dated February 21, 2006, with Ellen Walker which replaced the employment agreement between the Company and Ms. Walker dated October 1, 2001.  The agreement automatically renews for an additional five (5) year term on July 1, 2011, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provides that Ms. Walker be paid an annual base salary which was $140,525, and increased five percent (5%) each year the agreement is in effect. The agreement also provides that Ms. Walker will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company’s performance.  The agreement further provides for compensation to Ms. Walker if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  If, for instance, Ms. Walker terminates the employment agreement for good reason (as defined in the agreement) she is entitled to a lump-sum payment equal to her salary, as in effect at the time of termination, multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.

On November 12, 2009, the Company and Ms. Walker amended Ms. Walker’s employment agreement.  Pursuant to such amendment, Ms. Walker waived payment of the Company’s contribution to her SEP IRA account for the period commencing October 1, 2009, and ending September 30, 2010.  The amendment also clarified that Ms. Walker’s employment duties include the liquidation and disposition of certain “legacy” portfolio loans of the Company, as directed by the Board of Directors.  The Company also agreed to continue to pay premiums on Ms. Walker’s disability insurance policies.

Silvia M. Mullens.  The Company entered into an amended and restated employment agreement dated as of September 28, 2006, with Silvia Mullens which, effective as of January 1, 2007, replaces the employment agreement between the Company and Ms. Mullens dated January 1, 2002.  The agreement automatically renews for an additional five (5) year term on July 1, 2012, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provides that, commencing January 1, 2007, Ms. Mullens shall assume the role and have the title of Senior Vice President, and be paid an annual base salary of $122,678 which increases four percent (4%) each year the agreement is in effect.  The agreement also provides that Ms. Mullens will be paid a minimum guaranteed yearly bonus of $10,000. Additionally, Ms. Mullens shall be eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans. The agreement provides for compensation to Ms. Mullens if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.  On October 10, 2008, Ms. Mullens was promoted to Executive Vice President. On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted to Ms. Mullens options to purchase up to 15,000 Shares exercisable at $2.36 per Share.

Margaret Chance. The Company entered into an amended and restated employment agreement dated as of September 28, 2006, with Margaret Chance, the Company’s Vice President and Secretary, which, effective as of January 1, 2007, replaced the employment agreement between the Company and Ms. Chance dated January 1, 2002.  The agreement automatically renews for an additional five (5) year term on July 1, 2012, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provides that, commencing January 1, 2007, Ms. Chance be paid an annual base salary of $97,740 which increases four percent (4%) each year while the agreement is in effect.  The agreement also provides that Ms. Chance will be paid a minimum guaranteed yearly bonus of $10,000.  Additionally, Ms. Chance shall be eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans.  The agreement provides for compensation to Ms. Chance if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.  On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted to Ms. Chance options to purchase up to 10,000 Shares exercisable at $2.36 per Share.

Lee Forlenza.  The Company entered into an amended and restated employment agreement with Lee Forlenza for a five (5) year term commencing as of July 1, 2006, which replaced the employment agreements between the Company and Mr. Forlenza dated July 1, 2003, and October 1, 2001.  The agreement automatically renews for a five (5) year term, unless either party gives notice of non-renewal prior to the expiration of the initial term.  The agreement provides that Mr. Forlenza is paid an annual salary, of $87,800 for the twelve months ending July 1, 2007, and increases four percent (4%) each year the agreement is in effect.  The agreement also provides that Mr. Forlenza will be paid a yearly bonus based on his and the Company’s performance, the amount of which is determined by the Board of Directors but which may not be less than $10,000 for the first five (5) years of the employment agreement.  If the employment agreement is renewed, any bonus after the initial term will be paid solely in the discretion of the Board.  The agreement provides for compensation to Mr. Forlenza if he is terminated prior to the expiration of his employment term, the exact amount of which varies depending upon the nature of the termination.  If Mr. Forlenza terminates the employment agreement for good reason (as defined in the agreement, he is entitled to a lump-sum payment equal to the sum of his salary, as in effect at the time of termination, and an amount equal to his salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater.  The agreement also provides for confidentiality and for non-competition, and for non-solicitation during the term of the agreement and for one (1) year thereafter.

On November 12, 2009, the Company and Mr. Forlenza amended Mr. Forlenza’s employment agreement.  Pursuant to such amendment, Mr. Forlenza waived payment of the Company’s contribution to his SEP IRA account for the period commencing October 1, 2009 and ending September 30, 2010.  The amendment also clarified that Mr. Forlenza’s employment duties include the liquidation and disposition of certain “legacy” portfolio loans of the Company, as directed by the Board of Directors.

Stock Option Plans

The descriptions of the Employee Plan and the Director Plan set forth below are qualified in their entirety by reference to the text of the plans.  As of May 21, 2009, the Company no longer had Employee or Director stock option plans in effect.

Employee Plan

The Employee Plan was adopted by the Ameritrans Board of Directors, including a majority of the disinterested directors, and approved by a stockholder vote, in order to link the personal interests of key employees to our long-term financial success and the growth of stockholder value.  An amendment to the Employee Plan was approved by the stockholders on June 19, 2007.  The amendment increased the number of shares reserved under the plan from 200,000 to 300,000 shares.

The Employee Plan authorized the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code for the purchase of an aggregate of 300,000 shares (subject to adjustment for stock splits and similar capital changes) of common stock to our employees.  By adopting the Employee Plan, the Board believed that we would be better able to attract, motivate, and retain as employees people upon whose judgment and special skills our success in large measure depends.  On November 27, 2006 the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase 80,000 shares of Common Stock of the Company exercisable at $5.28 per Share.  So long as Mr. Feinsod continues to be employed by the Company, the options vest in four (4) equal annual installments, with the first installment vesting on the date of grant.  On October 8, 2007, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase up to an additional 20,000 shares of Common Stock of the Company exercisable at $4.50 per Share which vested immediately on the date of grant. Mr. Etra’s employment with the Company was terminated on May 18, 2007.  Pursuant to the terms of the Employee Plan, Mr. Etra had ninety (90) days from the date of termination of employment with the Company to exercise 8,750 Shares issuable upon the exercise of five-year options granted under the Employee Plan.  On August 16, 2007, Mr. Etra exercised 4,375 options at a purchase price of $4.50 per share.  The remaining 4,375 options terminated, unexercised. Mr. Etra now serves as a disinterested director of the Company.  As of June 30, 2008, options to purchase an aggregate of 158,850 shares of Common Stock were outstanding, with 118,850 Shares fully vested and 141,150 shares of Common Stock were available for future award under the Employee Plan.

On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted several employees options to purchase up to an aggregate of 133,000 shares of Common Stock of the Company exercisable at $2.36 per Share which vested immediately on the date of grant.  As a result, as of October 10, 2008, options to purchase an aggregate of 291,850 shares of Common Stock were outstanding, with 251,850 shares fully vested and 8,150 shares of Common Stock were available for future award under the Employee Plan.

The Employee Plan is administered by the Employee Plan Committee of the Board of Directors, which is comprised solely of non-employee directors (who are “outside directors” within the meaning of Section 152(m) of the Internal Revenue Code and “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”)).  The committee can make such rules and regulations and establish such procedures for the administration of the Employee Plan as it deems appropriate.

Non-Employee Director Plan

A stock option plan for non-employee directors (the “Director Plan”) was adopted by the Ameritrans Board of Directors and approved by a stockholder vote, in order to link the personal interests of non-employee directors to our long-term financial success and the growth of stockholder value.  The Director Plan was substantially identical to, and the successor to, a non-employee director stock option plan adopted by the Board of Directors of Elk and approved by its stockholders in September 1998 (the “Elk Director Plan”).  Ameritrans and Elk submitted an application for, and received on August 31, 1999, an exemptive order relating to these plans from the SEC.

The Director Plan provided for the automatic grant of options to directors who are not employees, officers or interested persons of the Company (an “Eligible Director”) who were elected and serve one year on the Board of Directors.  By adopting the Director Plan, the Board believes that the Company would be better able to attract, motivate, and retain as directors people upon whose judgment and special skills our success in large measure depends.  The goal, policy, and purpose of the Director Plan was to attract, motivate and retain as directors, individuals upon whose judgment and special skills the Company’s success depends.  As such, the Director Plan, in an effort to retain these individuals serving on the Board, allowed for automatic grants of new options under the Plan, upon expiration of the initial five (5) year term.  Upon expiration of these options, and with approval of the Board, new options were to be automatically granted to the Directors, with an exercise price equal to the last sales price as of the close of business on date of expiration.

The total number of shares for which options were to be granted from time to time under the Director Plan was 75,000 shares.  As of June 30, 2008, options to purchase an aggregate of 49,462 shares were issued with 35,574 fully vested.  On May 7, 2007, the Company granted a member of the Board of Directors, options to purchase up to 10,141 shares of Common Stock.  These options vested on May 7, 2008, and are exercisable for five (5) years from the grant date at an exercise price of $4.93 per Share. The Director Plan was administered by a committee of directors who are not eligible to participate in the Director Plan.  On May 19, 2008, the Company granted a member of the Board options to purchase up to 13,888 shares of Common Stock.  These options vested on May 19, 2009, and are exercisable for five (5) years from the grant date at an exercise price of $3.60 per Share.  On May 6, 2008, 10,917 options were cancelled because a Director elected not to stand for re-election to the Board and opted not to exercise his options.

Simplified Employee Pension Plan

The Company maintains a simplified employee pension plan covering all eligible employees of the Company.  During the fiscal years ended June 30, 2009 and 2008, contributions amounted to $171,020 and $125,523, respectively.

Compensation of Chief Executive Officer

The Board of Directors has set Michael Feinsod’s total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Michael Feinsod, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to Ameritrans’ other senior executives.

Stock Performance Graph

Although Ameritrans’ Common Stock is listed on the Nasdaq Capital Market, trading in Ameritrans’ Common Stock has historically been limited, making it difficult to meaningfully compare the performance of Ameritrans’ Common Stock to that of other similar companies or a broad market index. Therefore, Ameritrans has not included a stock performance graph.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ameritrans Capital has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In the ordinary course of business, Ameritrans Capital may enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.ameritranscapital.com.

The Company historically paid legal fees, on a fixed or hourly basis, for loan closing services relating to loans other than New York taxi and radio car loan closings to Granoff, Walker & Forlenza, P.C. (“GWF”) whose stockholders are officers and directors of the Company.  The Company paid GWF approximately $30,000 and $60,000 in fees during the fiscal years ended June 30, 2009 and 2008, respectively.  The Company generally charges its borrowers loan origination fees to generate income to offset the legal fees paid by the Company for loan closing services.

On July 1, 2001 the Company entered into a sublease agreement with GWF (the “Sublease”).  This sublease, as amended, expires April 2014.  Commencing on July 1, 2009, the Company’s rent share is currently $13,139 per month, an increase from $12,271 per month in the prior year, and subject to periodic escalations and annual increases as per the master lease agreement between the landlord and GWF.  According to the Sublease, the Company is presently utilizing approximately 48% of the space covered by the lease between the landlord and GWF.  Accordingly, the Company has paid GWF a 48% utilization factor on all rent, additional rent and electricity charges billed by the landlord, subject to annual increases as per the master lease agreement between the landlord and GWF.  In the event that more space is utilized, the percentage of the total rent may be increased accordingly.  Currently, GWF sublets certain additional space to unaffiliated tenants.  In the event all or a portion of the additional space is vacant, the Sublease may provide for reimbursement for rent applicable to such vacant space.  During the year ended June 30, 2009 no amounts were paid relating to such vacant space.  Total rent expense under the lease amounted to $166,429 and $151,165 for the year ended June 30, 2009 and 2008, respectively.

In addition, pursuant to the Sublease, the Company was also obligated to pay for a share of overhead expense as noted in the above lease agreement.  Under the Sublease, the minimum amount is $3,500 a month, and the Company is also required to reimburse the affiliated entity for certain office and salary costs.  Overhead costs and reimbursed office and salary expenses amounted to $64,286 and $68,598 for the years ended June 30, 2009 and 2008, respectively.

Effective July 1, 2003, the Company entered into a ten-year sublease for additional office and storage space, as part of the Company’s disaster recovery plan with another entity in which an officer and director of the Company has a financial interest.  The sublease calls for rental payments ranging from $38,500 to $54,776 per annum from the first year ended June 30, 2004, through the year ending June 30, 2013.  The sublease contains a provision that either party may terminate the lease in years seven through ten with six months’ notice.    Rent expense under the lease amounted to $49,787 and $48,739 for the years ended June 30, 2009 and 2008, respectively.  The Company gave notice of its intent to terminate such sublease effective June 30, 2010.

The Company utilized a relative of an officer of the Company to perform part-time administrative services.  This individual was paid per hour for administrative work he performs for the Company.  For the fiscal years ending June 30, 2009 and 2008, he was paid an aggregate of $9,085 and $15,926, respectively.

The Company pays printing fees to a company partially owned by an officer of the Company.  An aggregate of $8,760 and $8,609 during the fiscal years ended June 30, 2009 and 2008, respectively was paid for these services.

On December 22, 2009, Steven Etra, a member of the Company's Board of Directors, and certain entities affiliated with Mr. Etra, acquired $1,375,000 of the Company’s 8.75% notes due December 2011 (the “Notes”) in a private offering of the Notes.  The Company issued an aggregate of $2,025,000 principal amount of the Notes in connection with such offering, including the portion acquired by Mr. Etra and his affiliates.

PROPOSAL NO. 2

TO CONSIDER THE APPROVAL OF

AN AMENDMENT TO THE COMPANY’S  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT WITH VELOCITY CAPITAL ADVISORS LLC

Introduction

On December 10, 2009, the stockholders of the Company approved an Investment Advisory and Management Agreement (the “Advisory Agreement”) with Velocity Capital Advisors LLC (“Velocity” or the “Adviser”). Stockholder approval of the Advisory Agreement was obtained in accordance with the requirements of the Investment Company Act of 1940. Following such approval, the Advisory Agreement became effective on said date.  A copy of the Advisory Agreement was filed as an exhibit to the Company’s Definitive Proxy Statement filed with the SEC on October 30, 2009.

On February 10, 2010, the Board of Directors of Ameritrans unanimously approved an amendment (the “Amendment”) to the Advisory Agreement, subject to stockholder approval.  The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the Advisory Agreement.  The Amendment is summarized below and attached hereto as Exhibit A.

The Amendment

The purpose and effect of the Amendment is to increase the amount of the lump sum payment payable to Velocity from $225,000 under the Advisory Agreement to $398,000.  If the Amendment is approved, within five business days following such approval, the Company will pay Velocity a one-time lump sum payment in the amount of $173,000  (representing the difference between the original lump sum amount previously paid to Velocity pursuant to the Advisory Agreement and the amount payable to Velocity pursuant to the Amendment).  Upon review by the parties, it was agreed by the parties that the original lump sum amount of $225,000 set forth in the Advisory Agreement did not reflect the original understanding of the parties.  The Board of Directors believes that, the modification to the Advisory Agreement contemplated by the Amendment would more accurately reflect the intent of Ameritrans and Velocity and help preserve the business relationship between the parties.

Except as described in the immediately preceding paragraph, the Amendment will not affect any other provisions of the Advisory Agreement, and the unaffected terms and provisions of the Advisory Agreement will remain in full force and effect.

The Advisory Agreement

Management Fee

The Advisory Agreement is described in detail and attached as an exhibit to the Company’s Definitive Proxy Statement filed with the SEC on October 30, 2009.

The Advisory Agreement was approved by the Company’s Stockholders in December 2009, and provided for a one-time lump sum payment in the amount of $225,000, which has been paid to Velocity.  In addition, the Advisory Agreement provides for the payment of a fee to the Adviser for investment advisory and management services consisting of three components: (1) a base management fee (the “Base Management Fee”), (2) an income-based fee (the “Income-Based Fee”), and (3) a capital gains fee (the “Capital Gains Fee”), such Capital Gains Fee to be paid for the fiscal year commencing July 1, 2009, which fee calculation shall exclude gains realized for any prior period, and each fiscal year thereafter.

The Base Management Fee, which is payable quarterly, is calculated using the fee rate applicable to the Velocity Assets (as defined below) as follows::

	Velocity Assets
Asset Class	Rated BB- or Above		Unrated or rated below BB- and Incidental Equity
Asset Value	$300 million or less	More than $300 million	$250 million or less	More than $250 million but less than $400 million	More than $400 million

Fee Rate (per annum)	0.75%	0.625%	1.500%	1.325%	1.150%

The Income-Based Fee with respect to each calendar quarter shall equal the sum of (x) an amount equal to any excess of Net Investment Income on Velocity Assets for such quarter over 2% of Average Equity for such quarter deployed in the Velocity Assets, except insofar as such Net Investment Income exceeds 2.424% of Average Equity for such quarter, plus (y) an amount equal to 17.5% of Net Investment Income for such quarter, insofar as such Net Investment Income exceeds 2.424% of Average Equity for such quarter.

The term “Net Investment Income” for a calendar quarter means the excess of gross income for such quarter over the sum of (x) the Base Management Fee and (y) interest accrued on debt incurred by the Company at Velocity’s direction to acquire or hold Velocity Assets (excluding origination fees, commitment fees, unused line fees, or any other kind of cost or expense payable with respect to such debt) for such quarter.  The calculation of Net Investment Income for purposes is subject to certain adjustments based on the performance of the Velocity Assets during the applicable period.    The term “Average Equity” means the daily average outstanding amount of equity outstanding that was issued by the Company (at any time) to acquire or hold Velocity Assets.

The Capital Gains Fee is determined and payable in arrears as of the end of each fiscal year (or upon termination or expiration of the Advisory Agreement as set forth below), commencing with the fiscal year ending on June 30, 2009, which fee calculation excludes gains realized for any prior period, and equals 17.5% of the Velocity Asset’s Capital Gains Balance for such fiscal year.  The Capital Gains Balance is defined as realized capital gains for the fiscal year, if any, computed net of all realized capital losses for such year on the Velocity Assets (determined using the then opening value of each Velocity Asset sold, deemed sold, or otherwise disposed of, including without limitation, due to maturity or refinancing, during such fiscal year).

Following the effectiveness of and pursuant to the Advisory Agreement, the Company sold to the Adviser warrants exercisable for five years from the date of grant, to purchase 100,000 shares of the Company’s Common Stock exercisable at $1.25 per share, which was the fair market value for the shares on the date of grant.

Since December 10, 2009, the effective date of the Advisory Agreement, the aggregate amount of the fees paid to Velocity was $225,000  If the Amendment had been in effect as of December 10, 2009, the fees would have increased by $173,000 or approximately 77%, such that the amount of the aggregate fees paid to Velocity would have been $398,000

Payment of Expenses

The Advisory Agreement provided for Velocity’s personnel and routine overhead relating thereto to be paid by Velocity.  Ameritrans bears all other costs and expenses of its operations and transactions, including certain expenses incurred by Velocity in connection with monitoring the Company’s investments and legal and financial affairs related to the Velocity Assets.

Indemnification

The Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement or otherwise as an investment adviser of the Company.

Duration and Termination

Unless terminated earlier as described below, the Advisory Agreement will remain in effect for two years from the date of its execution, and thereafter shall continue automatically for successive annual periods if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons.

The Advisory Agreement may be terminated at any time, without payment of a penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser.  The Advisory Agreement will automatically terminate in the event of its assignment by the Adviser.

The Company has the right to terminate the Advisory Agreement for “cause” as such term is defined in the Advisory Agreement.   Any notice of termination for cause given by the Company is subject to a 30 day cure period as more fully described in the Advisory Agreement.  Should the Company terminate the Advisory Agreement for cause, the Company will not have any further financial obligations to the Adviser other than payment of accrued fees due under the Advisory Agreement.  Should the Company terminate the Advisory Agreement without cause, then, other than in respect of the Adviser’s right of first refusal described below, the Company will not have any further financial obligations to the Adviser other than payment of accrued fees under the Advisory Agreement.

Adviser’s Right of First Refusal

During the period commencing immediately following the termination of the Advisory Agreement by the Company without cause and ending thirty (30) days thereafter, the Company may not sell any or all of the Velocity Assets unless first providing written notice of such proposed sale to the Adviser.  For a period of sixty (60) days following delivery of such notice (as more fully described in the Advisory Agreement), the Adviser shall have the right to purchase all, but not less than all of the Velocity Assets subject to such notice on the same terms and conditions set forth therein.  The Adviser’s right of first refusal does not apply to certain transfers deemed to occur in connection with (i) a change in control of the Company, (ii) a reorganization or reclassification of the Company, and (iii) a transfer occurring only between the Company and any majority-owned subsidiary.

Management Services and Velocity Assets

The Adviser serves as the non-discretionary investment adviser to the Company with respect to the investment in (A) below investment grade (i) senior loans and notes, and (ii) subordinated notes, and (B) any other debt instruments to which the parties mutually agree ((A) and (B) collectively referred to as the “Debt Portfolio”) and (C) incidental equity investments received in connection with the investment in the Debt Portfolio (“Incidental Equity”) (collectively, the “Velocity Assets”).  All investments in the Velocity Assets are subject to the supervision of the Board and the review and recommendation of the Company’s VCA investment committee.  Subject to the overall supervision of the Board, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to the Company with respect to the Velocity Assets.

At such time as the Velocity Assets exceed $75 million (and unless the Adviser has otherwise terminated the exclusivity obligations of the Company in accordance with the Advisory Agreement), the Adviser’s services under the Advisory Agreement will be exclusive with respect to the Velocity Assets and assets similar to the Velocity Assets

Organization of the Investment Adviser

Velocity Capital Advisers LLC is a Delaware limited liability company.  The principal executive offices of Velocity Capital Advisers LLC are located at 461 5th Avenue, 25th Floor, New York, New York 10017.

Management of Velocity

Edward Levy.  Mr. Levy has been a principal of Meritage Capital Advisors, a financial services firm engaged in leveraged finance and private equity origination, distribution and asset management, since January 2005.  Since June 2006, Mr. Levy has been the president of Rand Logistics.  From its inception in November 2004 to June 2006, Mr. Levy acted as special advisor to Rand Logistics.  Since November 2008, Mr. Levy has been Vice Chairman of Essex Rental Corp., which provides lattice boom crawler cranes and attachment rental services.

In 2005, Mr. Levy co-founded Velocity Capital Advisors with Mr. McLallen.

Walter F. McLallen.  Mr. McLallen is a founder and has been a principal of Meritage Capital Advisors, a financial services firm engaged in leveraged finance and private equity origination, distribution and asset management, since 2004.

In 2005, Mr. McLallen co-founded Velocity Capital Advisors with Mr. Levy.

Vote Required

The affirmative vote of a majority of the outstanding voting securities of the Company is required to ratify and approve the Amendment.  For purposes of Proposal 2 only, the phrase “vote of a majority of the outstanding voting securities of the Company” means the vote of the security holders of the Company of (a) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Company, whichever is less.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2

PROPOSAL NO. 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL 2010

The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm to be employed by the Company for the fiscal year ending June 30, 2010, to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the SEC or any other authorities at any time.  The employment of such independent registered public accounting firm for such purpose is subject to approval by the shareholders at this meeting.  No member of Rosen Seymour Shapss Martin & Company LLP or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the selection of Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm for the Company for fiscal 2009/2010.

A representative of Rosen Seymour Shapss Martin & Company LLP will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.  The fees for services provided by the independent accountant are as follows:

Audit Fees

Fees for audit services billed in fiscal 2009 and 2008 were $298,832 and $195,600, respectively and consist of the annual audit of the Company’s consolidated financial statements and interim reviews of the quarterly consolidated financial statements.  Also included are services in connection with stand-alone financial statements of Elk Associates Funding Corporation, which are required by the SBA.

Audit-Related Fees

There were no fees for audit related services by the Company’s independent registered accountants for the years ended June 30, 2009 and 2008, that are not reported under the caption “Audit Fees” above.

Tax Fees

There were no fees for professional services rendered by the Company’s independent registered accountants for tax compliance, tax advice, and tax planning for the years ended June 30, 2009 and 2008, that are not reported under the caption “Audit Fees” above.

All Other Fees

There were no other fees for professional services rendered by the Company’s independent registered accountants for the years ended June 30, 2009 and 2008, that are not reported under the caption “Audit Fees” above.

Policy on Audit Committee Pre-Approval

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and Management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, John Laird, the authority to pre-approve all audit and permissible non-audit services so long as such approval is ratified by the Audit Committee in a timely manner. One hundred percent of the tax fees and all other fees were approved by the Audit Committee.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 3.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, Ameritrans’ directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Financial and Other Information

The information required by Item 13(a) of Schedule 14A with respect to the Company’s consolidated financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act.  Representatives of the Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Requests for Financial Statements

Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2009, to shareholders who make a written request to the Company at 747 Third Avenue, 4th Floor, New York, NY 10017 or call Ameritrans at (212) 355-2449.

Form 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2009 with the SEC on September 28, 2009 and an Amendment to such Annual Report on Form 10-K/A on October 28, 2009.  Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017 or by visiting our website at www.ameritranscapital.com.

Deadline for Submission of Shareholder Proposals

Proposals of shareholders intended to be presented at next year’s Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than December 24, 2010, for inclusion in the proxy statement for that meeting.  Submissions received after that date will be considered untimely.  Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Privacy Policy

Ameritrans Capital Corporation and its subsidiaries (“we”) are committed to maintaining the privacy of our current and prospective individual clients and investors (“you”).  We recognize that you entrust us with important personal financial information, and we assure you that protecting and safeguarding this information is one of our highest priorities.

In connection with making available loans and providing other related investment products and services, we obtain nonpublic personal information about our individual customers.  This information may include your name, address, e-mail address, social security number, account number, financial situation, credit history, and other personal information.

We may collect nonpublic information about you from the following sources:

•

Information we receive on applications, forms, questionnaires, web sites, agreements or in the course of establishing a customer relationship, or stockholder relationship.

•

Information about your transactions with us, our affiliates, or others.

•

Information we obtain as a result of transactions between or among our parent or subsidiary companies.

•

Information that we receive from consumer reporting agencies.

We do not disclose any nonpublic personal information about our customers or former customers to any nonaffiliated parties, except as permitted by law, or in the event we sell a particular loan or investment or sell a participation interest in any loan or investment we make.

We restrict access to nonpublic personal information about you to those employees, agents, or other parties who need to know that information to provide our products or services to you.  We maintain procedural safeguards to guard your nonpublic personal information.  If you have any questions about our policy, please contact us.

Forward Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby.  Typically, the use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions identify forward-looking statements.  Unless a passage described a historical event, the statement should be considered a forward-looking statement.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.  Our actual results may differ materially from the results anticipated in the forward-looking statements.  Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including but not limited to, risks that the Offering described in this proxy statement will not close, risks that the registration of shares underlying the Warrants may not occur, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company’s other filings with the SEC.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Board of Directors invites shareholders to attend the Annual Meeting.  Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope.  Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ MARGARET CHANCE

April 19, 2010

MARGARET CHANCE, Secretary

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AMERITRANS CAPITAL CORPORATION

The undersigned appoints Michael Feinsod, Gary C. Granoff, and Margaret Chance as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on April 9, 2010, at the Annual Meeting of Shareholders of Ameritrans Capital Corporation to be held on Tuesday,  June 2, 2010, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF COMMON STOCK

The undersigned holder of shares of common stock, $.000l par value (the “Common Stock”) of Ameritrans Capital Corporation (the “Company”) hereby constitutes and appoints Gary C. Granoff, Michael Feinsod, and Margaret Chance and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 2, 2010, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 15th Floor, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Common Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.  All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

1. PROPOSAL TO ELECT DIRECTORS			For	Please mark your votes like this:		X
FOR electing all nominees listed (as recommended in the proxy statement)			☐

2.  TO RATIFY AND APPROVE THE APPOINTMENT OF ROSEN SEYMOUR

SHAPSS MARTIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2010

3.  TO APPROVE AN AMENDMENT TO THE INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT BETWEEN AMERITRANS AND VELOCITY CAPITAL ADVISORS LLC

4.  SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

				For ☐ For ☐ For ☐	Against ☐ Against ☐ Against ☐	Abstain ☐ Abstain ☐ Abstain ☐
NOMINEES Michael Feinsod Peter Boockvar	Gary C. Granoff Ivan J. Wolpert	Elliott Singer Murray A. Indick	Steven Etra
WITHHOLD AUTHORITY to vote for all nominees listed WITHHELD FOR (write that person’s name in the space provided)			Withheld for All ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                        Signature                                                                                        Date

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving Sill title as such.  If signer is a partnership, please sign in partnership name by authorized person.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AMERITRANS CAPITAL CORPORATION

The undersigned appoints Gary C. Granoff, Michael Feinsod, and Margaret Chance as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Participating Preferred Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on April 9, 2010, at the Annual Meeting of Shareholders of Ameritrans Capital Corporation to be held on Tuesday, June 2, 2010, or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF PARTICIPATING PREFERRED STOCK

The undersigned holder of shares of 9 3/8% participating preferred stock, face value $12.00 (the “Participating Preferred Stock”) of Ameritrans Capital Corporation (the “Company) hereby constitutes and appoints Gary C. Granoff, Michael Feinsod, and Margaret Chance and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 2, 2010, at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, 15th Floor, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Preferred Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present.  All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

1. PROPOSAL TO ELECT DIRECTORS			For	Please mark your votes like this:		X
FOR electing all nominees listed (as recommended in the proxy statement)			☐

2.  TO RATIFY AND APPROVE THE APPOINTMENT OF ROSEN SEYMOUR

SHAPSS MARTIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2010

3.  TO APPROVE AN AMENDMENT TO THE INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT BETWEEN AMERITRANS AND VELOCITY CAPITAL ADVISORS LLC

4.  SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

				For ☐ For ☐ For ☐	Against ☐ Against ☐ Against ☐	Abstain ☐ Abstain ☐ Abstain ☐
NOMINEES Michael Feinsod Peter Boockvar Howard F. Sommer	Gary C. Granoff Ivan J. Wolpert	Elliott Singer Murray A. Indick	Steven Etra John R. Laird
WITHHOLD AUTHORITY to vote for all nominees listed WITHHELD FOR (write that person’s name in the space provided)			Withheld for All ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                        Signature                                                                                        Date

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving Sill title as such.  If signer is a partnership, please sign in partnership name by authorized person.